Exhibit 4.10

FIRST Amendment

to

Loan and security agreement

THIS first AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of April 25, 2019, by and between CATHAY BANK (“Bank”) and TAIWAN LIPOSOME COMPANY, LTD., a Taiwan registered company (“Parent”), and TLC BIOPHARMACEUTICALS, INC., a Delaware corporation (“TLC,” and together with Parent, each a “Borrower” and collectively, “Borrowers”).

Recitals

A.Bank and Borrowers have entered into that certain Loan and Security Agreement dated as of December 27, 2018 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrowers for the purposes permitted in the Loan Agreement.

C.Borrowers have requested that Bank amend the Loan Agreement to modify certain covenants, as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 6.7 (Financial Covenants). Section 6.7 is amended in its entirety and replaced with the following:

6.7Financial Covenants.  Commencing September 30, 2019, maintain as of the last day of each quarter on a consolidated basis, each of the financial covenants set forth below, such covenants also to be reported and tested as of the last day of each quarter beginning September 30, 2019:

2.2Compliance Certificate.  Exhibit D (Compliance Certificate) attached to the Loan Agreement is hereby replaced with Exhibit A attached hereto.

3.Limitation of Amendment.

3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

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4.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrowers hereby represent and warrant to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrowers have the power and authority to execute and deliver this Amendment and to perform their obligations under the Loan Agreement, as amended by this Amendment;

4.3The Operating Documents of TLC and Parent delivered to Bank on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrowers of this Amendment and the performance by Borrowers of their obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrowers of this Amendment and the performance by Borrowers of their obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrowers, (b) any contractual restriction with a Person binding on Borrowers, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrowers, or (d) the Operating Documents of Borrowers;

4.6The execution and delivery by Borrowers of this Amendment and the performance by Borrowers of their obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrowers and is the binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.Loan Document.  This Amendment shall constitute a Loan Document under the Loan Agreement.

7.Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

8.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic (i.e., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Amendment.

9.Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by the Borrowers, and (b) Borrowers’ payment of Bank Expenses due and owing in connection with this Amendment.

[Signature page follows.]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWERS

TAIWAN LIPOSOME COMPANY, LTD.		TLC BIOPHARMACEUTICALS, INC.

By:	/s/ Keelung Hong	By:	/s/ Keelung Hong
Name:	Keelung Hong	Name:	Keelung Hong
Title:	Chairman	Title:	Chief Executive Officer

BANK

CATHAY BANK

By:	/s/ Yu-Fu Lin
Name:	Yu-Fu Lin
Title:	Relationship Manager & First Vice President

[Signature page to First Amendment]

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Exhibit A to First Amendment

EXHIBIT D

COMPLIANCE CERTIFICATE

To: Cathay Bank

Email: ________________

FROM:	Taiwan Liposome Company, Ltd. and TLC Biopharmaceuticals, Inc. (collectively, “Borrower”)

The undersigned authorized Officer of a Borrower certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, restated, or otherwise modified from time to time, the “Agreement”), (i) Borrower is in compliance for the period ending __________________________ with all provisions of the Agreement, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof.  The Officer further certifies that these are prepared in accordance with IFRS or TIFRS, as applicable, and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” or “Applicable” column.

REPORTING COVENANTS	REQUIRED	COMPLIES
Company Prepared Quarterly F/S	Quarterly, within 45 days	YES	NO
Compliance Certificate	Quarterly, within 45 days	YES	NO
CPA Audited, Unqualified F/S	Annually, within 120 days of FYE	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES
Beginning September 30, 2019, and each quarter thereafter:

Minimum Adjusted Quick Ratio	2.25:1:00	___________:1.00	YES	NO
Minimum Adjusted Tangible Net Worth	$12,000,000	$________________	YES	NO

Please Enter Below Comments Regarding Violations:

Very truly yours,

Authorized Signer
Name:

Title:

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